SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 3, 2008, WorldSpace, Inc. (the “Company”) entered into a Forbearance Agreement and Amendment (each an “Agreement” and collectively, the “Agreements”) with each of the four holders (the “Investors”) of its amended and restated bridge loan notes (the “Bridge Loan Notes”) and second amended and restated convertible notes (the “Convertible Notes”) to extend until July 9, 2008 the due date for the payment of approximately $18.8 million in aggregate principal amount of the Bridge Loan Notes (including all accrued and unpaid interest and late fees, if any, on the Bridge Loan Notes and the Convertible Notes through the date of such payment). In connection with the extension of the due date, the Company and the Investors agreed to exchange the 5 million existing forbearance warrants to acquire shares of Class A Common Stock issued to the Investors on June 13, 2008 for amended warrants in the aggregate amount of 6.5 million warrants exercisable to acquire shares of the Company’s Class A Common Stock (the “Amended and Restated Warrants”). The forms of the Agreement and the Amended and Restated Warrant are attached hereto as Exhibits 99.1 and 99.2.

The aggregate amount of the Amended and Restated Warrants were allocated among the Investors on a pro rata basis in accordance with their percentage ownership interest of the Bridge Loans Notes. The Amended and Restated Warrants grant the holders the right to acquire shares of Class A Common Stock at $1.55 per share, subject to certain anti-dilution adjustments. The shares of Class A Common Stock issuable to the Investors upon exercise of the Amended and Restated Warrants will be subject to the rights for registration on a shelf registration statement on Form S-3 in accordance with the terms of the registration rights agreement entered into between the Company and the Investors in June 2007.

In accordance with applicable rules of The Nasdaq Global Market, the Amended and Restated Warrants contain a cap on the exercise of exercise rights, such that no more than an aggregate of 19.9% of the Company’s outstanding shares may be issued pursuant to exercises of Amended and Restated Warrants until the stockholder approval required by The Nasdaq Global Market has been obtained. The Company has agreed to solicit the requisite stockholder approval for the issuance of the shares pursuant to Amended and Restated Warrants at a special meeting of stockholders to be held not later than August 15, 2008.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

The Company is in the process of discussing with the Investors the possibility of entering into an additional forbearance agreement to defer the Company’s obligation to make the payment due on July 9, 2008 until not later than July 31, 2008.

Item 3.02	Unregistered Sales of Equity Securities

The description of the issuance and terms of Amended and Restated Warrants is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The issuance of Amended and Restated Warrants was done in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

99.1	Form of Forbearance Agreement and Amendment among the Company, each of the Guarantors and the Investor named therein

99.2	Form of Amended and Restated Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Form of Forbearance Agreement and Amendment among the Company, each of the Guarantors and the Investor named therein

99.2	Form of Amended and Restated Warrant to Purchase Common Stock